Exhibit 10.13

GPM INVESTMENTS, LLC

AMENDED AND RESTATED SECURED PROMISSORY NOTE

June 24, 2015

THIS NOTE AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN SECURED PROMISSORY NOTE, DATED MARCH 13, 2015, MADE BY GPM MIDWEST, LLC (THE “PURCHASER”) IN FAVOR OF HOLDER (AS DEFINED BELOW) IN THE ORIGINAL PRINCIPAL AMOUNT OF $18,750,000.00 (THE “ORIGINAL NOTE”), WHICH ORIGINAL NOTE WAS ASSIGNED BY PURCHASER AND ASSUMED BY THE COMPANY (AS DEFINED BELOW) PURSUANT TO THAT CERTAIN ASSIGNMENT AND ASSUMPTION OF SECURED PROMISSORY NOTE, DATED MARCH 17, 2015, BY AND BETWEEN THE PURCHASER AND THE COMPANY. THE ORIGINAL NOTE HAS BEEN AMENDED AND RESTATED HEREUNDER, AND THE ORIGINAL OTHER NOTE (AS DEFINED BELOW) HAS BEEN AMENDED AND RESTATED BY THE OTHER NOTE (AS DEFINED BELOW), IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(b) OF THE ORIGINAL NOTE AND SECTION 8(b) OF THE ORIGINAL OTHER NOTE, IN ORDER TO REFLECT THE FAIR MARKET VALUE OF THE SUPPLIER BASED INTANGIBLE ASSOCIATED WITH THE WHOLESALE DISTRIBUTION OF FUEL BY THE COMPANY TO THE PURCHASER’S CONVENIENCE STORES AND GASOLINE FACILITIES OPERATED BY THE PURCHASER, WHICH SUPPLIER BASED INTANGIBLE IS PROVIDED FOR UNDER A FUEL DISTRIBUTION AGREEMENT DATED AS OF MARCH 17, 2015 BETWEEN THE COMPANY, AS SUPPLIER, AND THE PURCHASER. TO THE EXTENT THAT HOLDER HAS RECEIVED PAYMENTS UNDER EITHER THE ORIGINAL NOTE OR THE ORIGINAL OTHER NOTE IN EXCESS OF OR LESS THAN THE AMOUNTS PAYABLE AS PROVIDED UNDER THIS NOTE AND THE OTHER NOTE, SUCH EXCESS AND/OR DEFICIENCY, AS APPLICABLE, SHALL BE DEEMED RE-ADJUSTED AND RE-ALLOCATED TO THE AMOUNTS PAYABLE UNDER THIS NOTE AND THE OTHER NOTE AND THE COMBINED AMOUNTS OWED IN RESPECT OF THE ORIGINAL NOTE AND THE ORIGINAL OTHER NOTE HAVE REMAIN UNCHANGED FROM THE AMOUNTS OWING UNDER THIS NOTE AND THE OTHER NOTE.

GPM Investments, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to ARKO Holdings, Ltd., an Israeli company (together with any transferee permitted under the terms hereof, the “Holder”), in no event later than the Maturity Date, the aggregate unpaid principal amount of all advances made to the Company from time to time under this Amended and Restated Secured Promissory Note (this “Note”) as indicated by the Holder and attached hereto on Schedule A, together with interest thereon calculated in accordance with the provisions of this Note.

The Holder is hereby authorized to endorse Schedule A to this Note with an appropriate notation evidencing each loan of principal on this Note; provided, that the failure to make any such notation will not limit, expand or otherwise affect the rights of the Holder of this Note or the obligations of the Company under this Note.

1. Interest and Fees. Interest shall accrue on a daily basis at the rate of thirteen and one-half percent (13.5%) per annum, compounded annually, on the unpaid principal amount of this Note then outstanding. A non-refundable commitment fee of one percent (1%) of the outstanding principal amount advanced to the Company under this Note (the “Commitment Fee”) shall be paid by Company in twelve (12) equal monthly installments on the first of each month from and after the Date of Issuance and shall not be added to the outstanding principal due hereunder; provided that in the event that the Note is prepaid in full prior to the Maturity Date for any reason (whether by optional prepayment, mandatory prepayment, prepayment due to acceleration of the maturity of this Note pursuant to Sections 5(b)(ii) and 5(b)(iii) hereof or otherwise), the Company shall pay all remaining unpaid installments of the Commitment Fee on such date , and (ii) an exit fee of one percent (1%) of the outstanding principal amount being repaid by the Company from time to time for any reason (the “Exit Fee”) shall be due and payable at the time of any such repayment, including, without limitation, a repayment on the Maturity Date. Each of the Commitment Fee and the Exit Fee shall be deemed earned as of the date that the Holder funded the initial advances under the Original Note and is non-refundable.

2. Payment of Principal and Interest on Note.

(a) Scheduled Payments. The outstanding interest of this Note shall be repayable on the first of each month from and after the Date of Issuance in the amounts set forth on Schedule B hereto opposite such dates. The Company shall pay the outstanding principal amount of this Note on the date which is eighteen (18) months from the Date of Issuance (the “Maturity Date”), together with all accrued and unpaid interest thereon.

(b) Optional Prepayments. The Company may, at any time and from time to time without premium or penalty, (other than the payment of the (i) Exit Fee, (ii) Minimum Interest (as defined below) and (iii) the unpaid portion of the Commitment Fee), prepay all but not less than all of the outstanding principal amount of, or interest on, this Note; provided however that any such prepayment shall be (a) a result of a refinancing by the Company of all the outstanding principal amount of, and interest on, this Note or (b) in connection with the formation by the Company or one of its subsidiaries of a master limited partnership.

(c) Minimum Interest. In the event that the Note is prepaid for any reason (whether by optional prepayment, mandatory prepayment, prepayment due to acceleration of the maturity of this Note pursuant to Sections 5(b)(ii) and 5(b)(iii) hereof or otherwise) at any time prior to the six (6) month anniversary of the Date of Issuance (the “Minimum Interest Period”) , the Company shall pay the Holder an amount equal to all interest payable on the original principal amount of this Note which would have accrued had the original principal amount due under this Note remained outstanding during the Minimum Interest Period, less all interest amounts previously paid by the Company to the Holder hereunder (such amount, the “Minimum Interest”).

(d) Mandatory Prepayments. Upon a Change of Control, the Company shall immediately pay to the Holder the outstanding principal amount of this Note, together with all accrued and unpaid interest on the principal amount being repaid, including, without limitation, the Minimum Interest, the Exit Fee, the unpaid portion of the Commitment Fee and any and all other amounts due and payable under this Note.

(e) Application of Payments. Payments under this Note shall be applied (i) first to the payment of accrued interest hereunder until all such interest is paid, (ii) second to the payment of the remaining unpaid installments of the Commitment Fee, (iii) third, to the payment of the Exit Fee due and payable hereunder, and (iv) fourth, to the repayment of the principal outstanding hereunder.

3. Security Interest. The payment and performance of this Note is secured by a Lien on certain of the properties and assets of the Company and on certain of the properties and assets of the Grantors, pursuant to and in accordance with the provisions of the Security Documents. The Security Documents additionally secure the obligations of the Company and the Purchaser arising under that certain Amended and Restated Secured Promissory Note dated as of the date hereof made by the Purchaser in favor of Holder in the original principal amount of $4,457,250 (the “Other Note”), which Other Note amended and restated that certain Secured Promissory Note dated as of March 13, 2015 in favor of Holder in the original principal amount of $3,750,000.00 (the “Original Other Note”).

4. Representations. The Company hereby represents and warrants to the Holder that:

(a) Corporate Status; Corporate Authorization. The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Company of this Note (i) are within its authority, (ii) have been duly authorized and (iii) do not conflict with or contravene its corporate governance documents. The execution, delivery, performance of the Company’s obligations and exercise of its rights under the Note and, including, without limitation, the making of the loans under this Note, (i) do not require any consents that have not been obtained and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any law, rule or regulation or (B) any corporate governance document, corporate minute or resolution or (C) any instrument, agreement or provision thereof, in each case binding on the Company or affecting any of its property.

(b) Execution and Binding Effect. Upon execution and delivery thereof, this Note shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Events of Default.

(a) Definition. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i) the Company, the Purchaser or other obligor fails to pay (x) when due and payable (whether at maturity or otherwise) the full amount of any principal payment on this Note or the Other Note or (y) any interest or other amounts due on this Note or the Other Note within three (3) Business Days of the due date for any such payment;

(ii) any representation or warranty made by the Company, Purchaser, Purchaser GP or any other Grantor hereunder, under the Other Note or under the Security Documents shall prove to have been false in any material respect when made;

(iii) the Company, Purchaser, Purchaser GP or any other Grantor defaults in the due observance or performance of any other covenant, condition or agreement contained herein, under the Other Note or in the Security Documents and such default shall not be remedied within thirty (30) days of written notice thereof by the Holder to the Company, Purchaser, Purchaser GP or such Grantor;

(iv) (A) the Company, Purchaser, Purchaser GP, any Grantor, or any of their subsidiaries makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (B) an order, judgment or decree is entered adjudicating the Company, Purchaser, Purchaser GP, any Grantor, or any of their subsidiaries bankrupt or insolvent; (C) any order for relief with respect to the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries is entered under the Bankruptcy Code; (D) the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries, or of any substantial part of the assets of the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries, or commences any proceeding relating to the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries and either (y) the Company, Purchaser, Purchaser GP, any Grantor or any of their subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (z) such petition, application or proceeding is not dismissed within 60 days;

(v) the Security Documents for any reason, fail or cease to create a valid and perfected Lien on or security interest in the collateral covered thereby, with first priority subject only to the terms and provisions of (A) the Intercreditor Agreement, (as such term is defined in the Security Documents) and (B) the Agreement Among Lenders;

(vi) a Change of Control occurs; or

(vii) an Event of Default (as such term is defined in the Amended and Restated Holdings Notes) shall have occurred.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) Consequences of Events of Default.

(i) If any Event of Default has occurred and is continuing, the interest rate on this Note shall increase immediately by an increment of two (2%) percent per annum, such interest rate to be applied retroactively to the date of the occurrence of the Event of Default, until such time as the Event of Default has been cured or waived, to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

(ii) If an Event of Default of the type described in Section 5(a)(iv) or Section 5(a)(vi) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon, the Exit Fee, the Minimum Interest, the unpaid portion of the Commitment Fee and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iii) If an Event of Default other than of the type described in Section 5(a)(iv) or Section 5(a)(vi) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon, the Exit Fee, the Minimum Interest, the unpaid portion of the Commitment Fee and all other amounts due and payable with respect thereto) may, at the option of the Holder become immediately due and payable, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iv) The Holder shall also have any other rights which the Holder may have been afforded under any contract or agreement at any time and any other rights which the Holder may have pursuant to applicable law.

(v) The Company hereby agrees that this Note, or any payment hereunder, may be extended from time to time in the sole discretion of the Holder and that the Holder hereof may accept security for this Note or release security for this Note in its sole discretion, all without in any way affecting the liability of the Company hereunder.

6. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

“Agreement Among Lenders” means that certain Agreement Among Lenders dated as of the Date of Issuance between the Holder and GPM Holdings, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Amended and Restated Holdings Notes” means, collectively, (a) that certain Amended and Restated Secured Promissory Note dated as of the date hereof issued by the Company in favor of GPM Holdings in the original principal amount of $6,104,250 and (b) that certain Amended and Restated Secured Promissory Note dated as of the date hereof issued by the Purchaser in favor of GPM Holdings in the original principal amount of $1,485,750, as each may be amended, restated, supplemented or otherwise modified from time to time; the Amended and Restated Holdings Notes have amended and restated and superseded the Holdings Notes.

“Bankruptcy Code” means title 11 of the United States Code.

“Change of Control” shall mean (a) a Public Offering, (b) any Person (other than the Current Owners) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities and Exchange Act or 1934, as amended), directly or indirectly, of voting securities of the Company, Purchaser, Purchaser GP or any affiliate thereof which directly or indirectly controls the Company or Purchaser or Purchaser GP, representing more than 50% of the Company’s, Purchaser’s, Purchaser GP’s or such affiliate’s outstanding voting securities or rights to acquire such securities; (c) any Person (other than the Current Owners) is or becomes in control, controlled by or by or under common control of the Company or Purchaser or Purchaser GP; (d) any direct or indirect sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or Purchaser or Purchaser GP; (e) a plan of liquidation of the Company or Purchaser or Purchaser GP or any direct or indirect parent thereof or an agreement for the sale or liquidation of the Company or Purchaser or Purchaser GP or any direct or indirect parent thereof is approved and completed; or (f) if a transaction is consummated for which any state’s department of alcohol beverage control in which the Company or Purchaser or Purchaser GP conducts business or any other applicable regulatory authority responsible for oversight or licensing of the sale of alcohol, tobacco, lottery tickets or fuel, Western Union or any fuel brands with respect to the Company or Purchaser or Purchaser GP has provided written notice that it would or will revoke or suspend a license due to a particular transaction. For purposes of the foregoing, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.

“Current Owners” means, collectively, Holder, GPM Holdings and their respective affiliates and subsidiaries.

“Date of Issuance” means March 13, 2015.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“GPM Holdings” means GPM Holdings, Inc., a Delaware corporation.

“Grantors” means, collectively, the Company, the Purchaser, Purchaser GP and each other Person granting a Lien or a guarantee in favor of the Holder and GPM Holdings, as applicable, pursuant to the Security Documents from time to time.

“Holdings Notes” means, collectively, (a) that certain Secured Promissory Note dated as of March 13, 2015 issued by the Purchaser in favor of GPM Holdings in the original principal amount of $6,250,000.00, which Secured Promissory Note was assigned by the Purchaser and assumed by the Company pursuant to that certain Assignment and Assumption of Secured

Promissory Note, dated March 17, 2015, by and between the Purchaser and the Company and (b) that certain Secured Promissory Note dated as of March 13, 2015 issued by the Purchaser in favor of GPM Holdings in the original principal amount of $1,250,000.00; the Holdings Notes have been amended and restated and superseded by the Amended and Restated Holdings Notes.

“Lien” means any lien, security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means a sale of securities of the Company or the Purchaser in an underwritten (firm commitment) public offering registered under the Securities Act of 1933.

“Purchase Agreement” means the Asset Purchase Agreement, dated as of December 12, 2014, as amended, by and among the Purchaser, Road Ranger, L.L.C., an Illinois limited liability company, Ranger Holdings, L.L.C., an Illinois limited liability company, REOPCO, Inc., an Illinois corporation, and certain subsidiaries of Ranger Holdings, L.L.C. (collectively, the “Seller”), and Purchaser.

“Purchaser GP” means GPM MW GP, Inc., a Delaware corporation.

“Security Documents” means, collectively, (i) the Pledge and Security Agreement, dated as of March 13, 2015, by and among the Company and each other Grantor, as pledgors thereunder, and the Holder and GPM Holdings, as pledgees thereunder, as amended and restated by that certain Amended and Restated Pledge and Security Agreement, dated as of March 17, 2015, by and among the Company and each other Grantor, as pledgors thereunder, and the Holder and GPM Holdings, as pledgees thereunder (as amended from time to time in accordance with its terms), (ii) the Pledge and Security Agreement, dated as of March 13, by and among the Purchaser and each other Grantor, as pledgors thereunder, and the Holder and GPM Holdings, as pledgees thereunder, as amended and restated by that certain Amended and Restated Pledge and Security Agreement, dated as of March 17, 2015, by and among the Purchaser and each other Grantor, as pledgors thereunder, and the Holder and GPM Holdings, as pledgees thereunder (as amended from time to time in accordance with its terms), (iii) the Guaranty, dated as of March 17, 2015, made by Purchaser in favor of the Holder (as amended from time to time in accordance with its terms), (iv) the Pledge and Security Agreement, dated as of March 13, by and among the Purchaser GP and each other Grantor, as pledgors thereunder, and the Holder and GPM Holdings, as pledgees thereunder (as amended from time to time in accordance with its terms), (v) the Guaranty, dated as of March 13, made by Purchaser GP in favor of the Holder (as amended from time to time in accordance with its terms), (vi) the Guaranty, dated as of March 13, 2015, made by the Company in favor of the Holder (as amended from time to time in accordance with its terms), and (vii) any other security agreements, deposit account control agreements, securities account control agreements, mortgages, deeds of trust, assignment of rents and leases, financing statements, trademark security agreements, copyright security agreements, instruments, or filings, executed or delivered in connection therewith or herewith from time to time (in each case, as the same may be amended from to time in accordance with their respective terms).

7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may only be amended and the Company may only take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the prior written consent of the Holder of this Note.

8. Assignment and Transfer.

(a) Holder. (i) The Holder may assign at any time (or grant a participation interest at any time in) this Note, in which event, the assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were the Holder, except as otherwise provided by the terms of such assignment or participation and (ii) the Holder may assign all of its right, title and interest in and to this Note and the Security Documents as collateral security for the benefit of any lender or lenders to the Holder without prior notice to, or the prior written consent of, the Company; provided, however, that the Holder may not assign (or grant a participation interest in) this Note to a Person operating a business for petroleum sales or the operation of what is commonly referred to as a “convenience store”, or for the sale of off-premises wine, beer, and tobacco products or grocery products commonly sold in convenience stores without the Company’s prior written consent, except that such consent shall not be required following an Event of Default that has occurred and is continuing.

(i) The Company shall maintain a register for the recordation of the names and addresses of the Holders, and the commitments of, and principal amounts (and stated interest) of the loans owing to, each Holder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Holders and all other Persons shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Holder hereunder for all purposes of this agreement. The Register shall be available for inspection by any Holder, at any reasonable time and from time to time upon reasonable prior notice.

(ii) Each Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under this Note (the “Participant Register”); provided that no Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any loans or other obligations under this Note) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this agreement notwithstanding any notice to the contrary.

(b) Company. The Company may not assign its obligations under this Note at any time absent the prior written consent of the Holder. The Company shall maintain a register evidencing all transfers of this Note. In connection with any foregoing assignment of this Note, the Company shall, and shall cause the Purchaser to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Holder may reasonably request, in order to perfect, better perfect, preserve, and protect any security interest granted or purported to be granted by the Purchaser and/or the Company or to enable the Holder to exercise and enforce its rights and remedies under this Note and related documents, including, without limitation, any UCC financing statements.

9. Taxes.

(a) Any and all payments made to the Holder with respect to any obligations hereunder shall be made free and clear of and without reduction or withholding for any taxes, except as required by applicable law. The Company shall timely pay to the applicable government authority any taxes required to be so deducted or withheld in accordance with applicable law, including, without limitation, taxes required to be deducted or withheld based on a Holder’s failure to deliver the documentation described in paragraphs (b) or (d) below evidencing such Holder’s entitlement to a complete exemption from withholding under United States federal income tax law (including a failure resulting from such Holder not being legally entitled to claim a complete exemption).

(b) Any Holder that is not a “United States person” within the meaning of Code section 7701(a)(30) (a “Foreign Lender”) that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is formed or is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to the Company at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Company, but only if such Foreign Lender (or other Holder) is legally entitled to do so, whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii) two (2) duly completed valid originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the United States Internal Revenue Code (the “Code”), (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

(c) To the extent that any Holder is not a Foreign Lender, such Holder shall submit to the Company two (2) originals of an IRS Form W-9 or any other form prescribed by applicable law reasonably requested by the Company demonstrating that such Holder is not a Foreign Lender and not subject to backup withholding.

(d) If a payment made to a Holder under this Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with their obligations under FATCA and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) Each Holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so.

(f) The documentation required under this Section 8 with respect to a Holder shall be required with respect to any participant in a Holder’s interest in a Note to the same extent as if such participant were a Holder, and shall be delivered by the Holder to the Company.

10. Indemnity. The Company agrees to indemnify the Holder and its directors, officers, employees, agents, advisors and representatives (each such Person being called an “Indemnified Person”) from and against any and all claims, losses and liabilities arising out of or resulting from this Note (including, without limitation, enforcement of this Note), except claims, losses or liabilities resulting from such Indemnified Person’s gross negligence, bad faith or willful misconduct.

11. Expenses. The Company shall upon demand pay to the Holder the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Holder may incur in connection with (a) the exercise or enforcement of any of the rights of the Holder hereunder and (b) the failure by the Company to perform or observe any of the provisions hereof. The Company shall not agree to pay, and shall not pay to, GPM Holdings any expenses in connection with the Holdings Notes or the Amended and Restated Holdings Notes which are not also paid or payable by the Company to Holder hereunder; provided, however, that if the Company agrees to pay or actually pays any such expenses to GPM Holdings in connection with the Holdings Notes or the Amended and Restated Holdings Notes, the Company shall immediately provide the Holder with the same benefit in connection with this Note.

12. Cancellation. After all principal, accrued interest, the Exit Fee, the Commitment Fee and all other amounts at any time owed on this Note have been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

13. Payments. All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.

14. Place of Payment. Payments of principal and interest shall be delivered to the Holder at such address as is specified by prior written notice by the Holder.

15. Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

16. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

17. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday, legal holiday or day banks are closed in the State of New York or the Commonwealth of Virginia, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday, legal holiday or day banks are closed, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

18. Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the Date of Issuance until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

19. Waiver of Jury Trial; Consent to Jurisdiction. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS NOTE OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) FURTHER HEREBY WAIVES ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM IN ANY SUCH ACTION, EXCEPT FOR COMPULSORY COUNTERCLAIMS. THE COMPANY (AND, BY VIRTUE OF ITS ACCEPTANCE HEREOF, THE HOLDER) HEREBY EXPRESSLY SUBMITS IN ADVANCE TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO ANY CLAIM, DISPUTE OR OTHER MATTER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE.

20. No Novation. This Note constitutes an amendment and restatement of and supersedes the Original Note and does not extinguish the obligations for the payment of money outstanding under the Original Note or discharge or release the obligations under the Original Note or the Lien or priority of any pledge, security agreement or any other security therefore, except as expressly contemplated hereby. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Note or any of the instruments securing the same, which shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed and delivered this Amended and Restated Secured Promissory Note as of the date hereof.

GPM INVESTMENTS, LLC

By:	/s/ Arie Kotler
Name: Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Don Bassell
Name: Don Bassell
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED BY HOLDER:

ARKO HOLDINGS, LTD.

By:	/s/ Yifat Samet-Shalit
Name:	Yifat Samet-Shalit
Title:	General Counsel

By:	/s/ Efrat Hybloom-Klein
Name:	Efrat Hybloom-Klein
Title:	Chief Financial Officer

[Signature page follows]

[Signature Page to ARKO Intangible A&R Secured Promissory Note]

THE TERMS AND PROVISIONS OF THIS

NOTE ARE HEREBY ACKNOWLEDGED

AND AGREED. THE SECURITY DOCUMENTS

ARE HEREBY RATIFIED AND CONFIRMED IN

ALL RESPECTS, AND SHALL IN NO EVENT BE

DEEMED MODIFIED OR AMENDED AS A

RESULT OF THE AMENDMENT

AND RESTATEMENT OF THE ORIGINAL NOTE

AND THE ORIGINAL OTHER NOTE:

GPM INVESTMENTS, LLC

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

GPM MIDWEST, LLC

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

[Signature Page to ARKO Intangible A&R Secured Promissory Note]

GPM MW GP, INC.

By:	/s/ Arie Kotler
Name: Arie Kotler
Title: Chief Executive Officer

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

[Signature Page to ARKO Intangible A&R Secured Promissory Note]

SCHEDULE A

TO

SECURED PROMISSORY NOTE

Date Made	Principal Amount Loaned	Ending Outstanding Principal Balance	Name of Person Making Entry
March 13, 2015	$18,042,750.00	$18,042,750.00	__________

SCHEDULE B

TO

SECURED PROMISSORY NOTE

ARKO Intangible

% Holder			75.0%
Loan Amount			$18,042,750
Interest Rate (Divide Over 18 mos)			13.50%
Commitment Fee (Divide Over 12 Mo)			1.00%
Exit Fee (Paid At Maturity)			1.00%
ARKO Pre-Funding	3/13/2015		($18,042,750)
Month 1	4/1/2015	Includes Commit. Fee	141,829
Month 2	5/1/2015	Includes Commit. Fee	215,236
Month 3	6/1/2015	Includes Commit. Fee	221,909
Month 4	7/1/2015	Includes Commit. Fee	215,236
Month 5	8/1/2015	Includes Commit. Fee	221,909
Month 6	9/1/2015	Includes Commit. Fee	221,909
Month 7	10/1/2015	Includes Commit. Fee	215,236
Month 8	11/1/2015	Includes Commit. Fee	221,909
Month 9	12/1/2015	Includes Commit. Fee	215,236
Month 10	1/1/2016	Includes Commit. Fee	221,909
Month 11	2/1/2016	Includes Commit. Fee	221,909
Month 12	3/1/2016	Includes Commit. Fee	208,563
Month 13	4/1/2016		206,874
Month 14	5/1/2016		200,200
Month 15	6/1/2016		206,874
Month 16	7/1/2016		200,200
Month 17	8/1/2016		206,874
Month 18	9/1/2016		206,874
Maturity	9/13/2016	Includes Exit Fee	18,303,258